UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2009

INTELLON CORPORATION

(Exact Name of Registrant as Specified in its charter)

Delaware	333-144520	59-2744155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5955 T.G. Lee Boulevard, Suite 600, Orlando, FL	32822
(Address of Principal Executive Offices)	(Zip Code)

(407) 428-2800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On September 8, 2009 Intellon Corporation, a Delaware corporation (“Intellon”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Atheros Communications, Inc., a Delaware corporation (“Atheros”), Iceman Acquisition One Corporation, a Delaware corporation (“Merger Sub One”), and Iceman Acquisition Two LLC, a Delaware limited liability company (“Merger Sub Two”), pursuant to which, among other things, (i) Merger Sub One will merge with and into Intellon (the “First Step Merger”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), and upon consummation of the First Step Merger, Merger Sub One will cease to exist and Intellon will continue as the interim surviving corporation of the Merger and a direct wholly-owned subsidiary of Atheros, and (ii) immediately after the First Step Merger, subject to the satisfaction of certain conditions as set forth in the Merger Agreement, Intellon will merge with and into Merger Sub Two (the “Second Step Merger” and, together with the First Step Merger, the “Merger”) in accordance with the DGCL, and upon consummation of the Second Step Merger, Intellon will cease to exist and Merger Sub Two will continue as the final surviving corporation of the Merger and a direct wholly-owned subsidiary of Atheros. The Merger, the Merger Agreement and the transactions contemplated thereby have been approved by a special committee of the board of directors of Atheros and the board of directors of Intellon.

At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Intellon’s common stock, par value $0.0001 per share (“Intellon Common Stock”), will be automatically converted into the right to receive Atheros Common Stock and equivalents (including the assumption of outstanding Intellon restricted stock units and stock options) representing between 45 and 55 percent of the total consideration and with the remainder being paid in cash, providing an overall value of $7.30 per share based on the five-day average closing price of Atheros as of September 4, 2009. Intellon stockholders may elect to receive either: 1) approximately 0.135 shares of Atheros common stock, $0.0005 par value per share (“Atheros Common Stock”) and approximately $3.60 in cash; 2) $7.30 in cash; or 3) approximately 0.267 shares of Atheros Common Stock, for each share of Intellon Common Stock (the “Stockholder Election”); however, each of the aforementioned elections will be subject to adjustment and proration provisions (as further detailed in the definitive agreement).

Also in connection with the Merger, (i) all outstanding options to purchase Intellon Common Stock granted pursuant to an Intellon stock plan (“Intellon Stock Options”) will be converted into an option to acquire, on substantially identical terms and conditions as were applicable under such Intellon Stock Options, a number of shares of Atheros Common Stock determined by multiplying the number of shares of Intellon Common Stock subject to such Intellon Stock Options immediately prior to the Effective Time by the Option Exchange Ratio (as defined in the Merger Agreement); provided, however, that certain options held by non-employees or consultants to Intellon will be cancelled and automatically converted into the right to receive an amount in cash equal to the product of (A) the aggregate number of shares of Intellon Common Stock that were issuable upon exercise or settlement of such options immediately prior to the Effective Time and (B) $7.30, less any per share exercise price of such options; (ii) all outstanding awards of Intellon restricted stock units will be converted, on substantially identical terms and conditions applicable to such awards, into restricted stock units of Atheros Common Stock, except that such restricted stock units will represent the right to receive, upon vesting, 0.267 shares of Atheros Common Stock; and (iii) each outstanding award of restricted Intellon Common Stock shall be converted, on similar conditions applicable to restricted Intellon Common Stock immediately prior to the Effective Time, into the number of shares of restricted Atheros Common Stock and/or cash, as the case may be, as elected by each holder of restricted Intellon Common Stock pursuant to the Stockholder Election.

No fractional shares of Atheros Common Stock will be issued in connection with the Merger, and holders of Intellon Common Stock will be entitled to receive cash in lieu thereof.

The Merger is subject to customary closing conditions, including, among others, (i) the approval of the Merger by Intellon’s stockholders; (ii) having an effective registration statement on Form S-4 with respect to the Atheros Common Stock to be issued in connection with the Merger; (iii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (iv) the Intellon’s entry into License Agreement with an affiliate of Atheros. The Merger is intended to qualify as a tax-free reorganization for federal income tax purposes.

Atheros and Intellon have made a number of customary representations, warranties, covenants and agreements in the Merger Agreement. The board of directors of Intellon has, subject to certain exceptions, agreed to recommend the adoption of the Merger Agreement and has agreed, among other things, to refrain from soliciting, initiating or taking any action to knowingly facilitate or knowingly encourage any inquiries or indications of interest regarding an alternative business combination transaction to the Merger. The Merger Agreement may be terminated by mutual agreement of Atheros and Intellon or by either Atheros or Intellon under certain circumstances, and Intellon may, under certain specified circumstances, be required to pay Atheros a termination fee of $8.5 million.

In connection with the execution of the Merger Agreement, each of the members of the board of directors of Intellon and certain of its executive officers (the “Supporting Stockholders”) and Atheros have entered into a Support Agreement (the “Support Agreement” and, collectively, the “Support Agreements”) pursuant to which, among other things, each of the Supporting Stockholders has agreed to vote his, her or its shares of Intellon Common Stock (i) in favor of the Merger, the Merger Agreement and the transaction contemplated thereby and (ii) against approval of any proposal made in opposition to the consummation of the Merger. As of September 4, 2009, the Supporting Stockholders were the record and beneficial owner of approximately 22% of the outstanding shares of Intellon Common Stock. In addition, each of the Supporting Stockholders has agreed, subject to certain exceptions, to refrain from disposing of his, her or its shares of Intellon Common Stock or soliciting alternative acquisition proposals to the Merger.

The foregoing descriptions of the Merger Agreement and the Support Agreements do not purport to be complete and are qualified by the text thereof. The Merger Agreement, which contains certain representations and warranties by Intellon and Atheros, is not intended to provide any other factual information about Intellon, Atheros, Merger Subsidiary One or Merger Subsidiary Two. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Intellon, Atheros, Merger Subsidiary One or Merger Subsidiary Two. Investors should read the Merger Agreement together with the other information concerning Intellon and Atheros that each company publicly files in reports and statements with the Securities and Exchange Commission (“SEC”).

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

On September 8, 2009, Atheros and Intellon issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

Forward-Looking Statements

This document contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include those that refer to Atheros’ and Intellon’s current expectations about the acquisition of Intellon. Although Atheros and Intellon believe their expectations are based on what management believes to be reasonable assumptions, they cannot assure the expectations reflected in this document will be achieved as they are subject to risks and uncertainties that are difficult to predict and may be outside of Atheros’ and Intellon’s control. These risks and uncertainties may cause actual results to differ materially from those stated, projected or implied. Such risks and uncertainties include the possibility that the transaction may not close, including as a result of failure to obtain the approval of Intellon stockholders, and other risks that are described in filings made by Atheros and Intellon with the SEC in connection with the proposed transaction. Other factors, uncertainties and risks affecting Atheros and Intellon that could cause the actual results to differ materially from those contained in the forward-looking statements are contained in each company’s periodic filings made with the SEC, including Atheros’ and Intellon’s respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2008, and their respective Quarterly Reports on Form 10-Q for the quarter ended June 30, 2009 filed with the SEC. These forward-looking statements speak only as of the date hereof. Atheros and Intellon undertake no obligation to subsequently update or revise the forward-looking statements made in this document to reflect events or circumstances after the date of this document.

Additional Information

In connection with the proposed transaction, Atheros and Intellon will be filing documents with the SEC, including the filing by Atheros of a registration statement on Form S-4, and the filing by Intellon of a related preliminary and definitive proxy statement/prospectus. Investors and security holders are urged to read the registration statement on Form S-4 and the related preliminary and definitive proxy/prospectus when they become available before making any voting decision with respect to the Merger because they will contain important information about the proposed transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov or by contacting Atheros Investor Relations at by email at ir@atheros.com or by telephone at (408) 830-5672 or Intellon Investor Relations by email at suzanne@blueshirtgroup.com or by telephone at (415) 217-7722. Investors and security holders may obtain free copies of the documents filed with the SEC on the SEC’s website at www.sec.gov or by going to, respectively, Atheros’ Investor Relations page on its corporate website at www.atheros.com or Intellon’s Investor Relations page on its corporate website at www.intellon.com.

Intellon and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Intellon in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement/prospectus described above. Additional information regarding the directors and executive officers of Intellon is also included in Intellon’s proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2009. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Intellon as described above.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
99.1	Joint Press Release dated September 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLON CORPORATION

By:	/s/ Brian T. McGee
Name:	Brian T. McGee
Title:	Senior Vice President and Chief Financial Officer

Date:	September 8, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Joint Press Release dated September 8, 2009